UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 21, 2006

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

☐ Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On December 1, 2006, Becton, Dickinson and Company (“BD”) amended its syndicated credit facility to increase the amount available under the facility from $900 million to $1 billion. The credit facility, as amended, expires in November 2011. The facility, under which there are no borrowings outstanding, can be used to support BD’s commercial paper program or for general corporate purposes.

ITEM 8.01 OTHER EVENTS.

        On November 21, 2006, BD issued a press release announcing the declaration of a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

	99.1	Press release dated November 21, 2006, which is filed pursuant to Item 8.01.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By: /s/ Dean J. Paranicas
Dean J. Paranicas Vice President, Corporate Secretary and Public Policy

Date: December 7, 2006

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

99.1	Press release dated November 21, 2006, which is filed pursuant to Item 8.01.